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                                                                   EXHIBIT 10.26

               AMENDMENT AND SUPPLEMENT TO INTERCREDITOR AGREEMENT

         THIS AMENDMENT AND SUPPLEMENT TO INTERCREDITOR AGREEMENT is dated the 24th day of September, 2001 between TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Tidel Technologies"), TIDEL ENGINEERING, L.P., a Delaware limited partnership ("Tidel Engineering") (Tidel Technologies and Tidel Engineering are sometimes hereinafter referred to collectively as "Tidel") and NCR CORPORATION, a Maryland corporation ("NCR").

                                   Background

         The parties hereto are parties, as purchasers, to a certain ATM Inventory Purchase Agreement dated September 7, 2001 (the "Purchase Agreement") with JRA 222, Inc. ("Seller") pursuant to which they have agreed to purchase certain assets of Seller (the "Purchased Assets"). The parties hereto also are parties to a certain Amended InterCreditor Agreement dated September 6, 2001 (the "Intercreditor Agreement") which provides, among other things, for a division between them of the rights under the Purchase Agreement to buy specific Purchased Assets.

         The parties desire to amend and supplement the Intercreditor Agreement to change the division of the Purchased Assets contemplated by the Intercreditor Agreement.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

         1. New NCR ATMs. Under the Intercreditor Agreement, NCR is to acquire the rights and security interests of Tidel to New NCR ATMs. The parties hereby designate the ATMs identified on Schedule I attached hereto as being FF or "factory fresh" as New NCR ATMs for purposes of the Intercreditor Agreement.

         2. Other NCR ATMs. NCR shall also acquire from Tidel its rights and security interests with respect to the additional ATMs identified on Schedule 1 as being S or "saleable" (such machines so identified are hereinafter referred to as "S Machines"), and additional ATMs identified on Schedule I as being N or "not saleable" ("N Machines").

         3. Increase in Purchase Price. The Purchase Price under the Intercreditor Agreement shall be increased by (a) an amount equal to the product of $700 and the number of S Machines identified on Schedule 1 attached hereto, and further increased by (b) an amount equal to the product of $150 and the number of N Machines identified on Schedule 1 attached hereto. The additional amount due to Tidel as a result of such increase shall be deemed to be Cash Consideration for the purposes of the Intercreditor Agreement, payable as provided in Section 2.2.1 of the Purchase Agreement. The amount of the holdback contemplated by such Section shall be calculated treating such increase as Cash Consideration.

         4. Other NCR ATMs Also Subject to Section 2.4. Section 2.4 of the Intercreditor Agreement contemplates that Tidel will make a payment to NCR calculated with respect to New




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NCR ATMs located at any warehouse or storage facility asserting an allowed secured claim against Seller if and solely to the extent that Tidel does not consent to the payment of such secured claim. The parties agree that Section 2.4 of the Intercreditor Agreement shall apply in like manner with respect to the S Machines and the N machines, except that the amount to be refunded on account of affected S Machines shall be $700, and the amount to be refunded on account of affected N Machines shall be $150.

         5. NCR ATMs Subject to Third Party Claims of Ownership. If and to the extent that any equipment lessor or other third party asserts ownership of any specifically identified (by serial number or otherwise) NCR ATMs at any time prior to 30 days following the date hereof (the "Holdback Period"), NCR may, by giving notice to Tidel, exclude the ATMs covered by such claim(s) of Ownership from the assets to be acquired by it under the Purchase Agreement and such ATMs shall be deemed to have been acquired by Tidel rather than NCR. In the event that NCR so excludes any ATMs, it may deduct from the holdback otherwise payable to Tidel pursuant to Article 2.2.1 of the Intercreditor Agreement the amount paid to Tidel for the assignment of the rights to acquire such ATM's ($1,000, $700, or $150 per affected ATM, as applicable) and shall thereafter make such ATMs available to Tidel; provided, however, that if any third party has established his or its claim of ownership of any such ATM pursuant to a final judgment of a court, NCR shall not be obligated to make such ATM available to Tidel and may instead make it available to such third party. After the termination of the Holdback Period, no further deductions shall be made from the holdback amount and Tidel shall not be liable for any such claims.

         6. Payment of Holdback Extended. Payment of the holdback contemplated by Article 2.2.1 of the Intercreditor Agreement shall be made by NCR within thirty (30) days following the Closing, rather than fourteen (14) days.

         7. Certain Capitalized Terms. Any capitalized terms used herein which are not defined herein but are defined in the Intercreditor Agreement shall have the meanings given to them in the Intercreditor Agreement.

         8. Amendment of Intercreditor Agreement; Continuing Effect. The Intercreditor Agreement is deemed to be amended hereby to conform to the supplementary agreements included herein and, as so amended, is hereby confirmed and shall continue in full force and effect.

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         IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed and delivered this Amendment and Supplement the day and year first above written.


NCR CORPORATION                           TIDEL TECHNOLOGIES, INC.

By:                                       By:
   ---------------------------------         ----------------------------------
   Name:                                     Name:
        ----------------------------              -----------------------------
   Title:                                    Title:
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TIDEL ENGINEERING, L.P.


By:  TIDEL CASH SYSTEMS, INC.,
     General Partner



By:
   ---------------------------------
Name:
     -------------------------------
Title:
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